EXCLUSIVE DISTRIBUTION AGREEMENT

                                     BETWEEN

                              SCANTEK MEDICAL, INC.

                                       AND

                             NUGARD HEALTHCARE, LTD.

THIS AGREEMENT is made as of the 14th day of JULY, 1999 by and between Scantek Medical, Inc. a Delaware corporation (the "Manufacturer") having its principal place of business at 321 Palmer Road, Denville, New Jersey 07834, and Nugard HealthCare, Ltd, a Limited Liability corporation (the "Distributor") having its principal place of business in Dublin, Ireland.

WHEREAS, the Manufacturer is the owner of certain technology which is the object of Letters Patent of the United States which is described on Exhibit "A", which is annexed hereto and made a part hereof. Said technology includes, but is not limited to, certain technical trade secrets and business know-how (hereinafter referred to jointly and severally as the "Technology"). In addition to patents granted in the United States, the Technology has been granted patents which are owned by the Manufacturer in countries other than the United States; and

WHEREAS, the Manufacturer is the owner of the trademark "BreastCare" which is registered in the United States Patent Office which it has continued to use and in which it has retained common law rights (the "Trademarks") (a copy of the registration is annexed hereto as Exhibit "B" and made a part hereof and which is used in connection with the Letters Patent for the Products)

        WHEREAS, the Distributor is desirous of obtaining, for itself, an exclusive right to distribute, directly or through sub-distributors, in the Territory, as defined below, certain devices made with the Technology, which are further described on Exhibit "C" which is annexed hereto and made a part hereof (the "Products"); and

        WHEREAS, the Manufacturer is willing to grant such rights to the Distributor upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,

IT IS AGREED:

1. Recitals Adopted. The parties hereby adopt as part of this Agreement each of the recitals which are contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being accurate by each party as to itself.

2. Certain Definitions

        The following terms as used in this Agreement shall, unless clearly indicated otherwise, have the following meanings:

        A. "Contract Year" shall mean the twelve (12) month period commencing upon the date which appears on page "1" of this Agreement. Each subsequent Contract Year shall commence upon the anniversary date of this Agreement.

        B.  "Dollars" shall mean United States Dollars.

        C. "Minimum Product Purchases" shall mean the minimum purchases of Products specified on Exhibit "D" which is annexed hereto and made a part hereof

        D. "Net Sales" shall mean the gross amount invoiced for the Products less duties, taxes and other governmental charges.

        E. "Products" shall mean the Breast Thermal Activity Indicator ("BTAI") devices which are described on Exhibit "C", which is annexed hereto and made a part hereof, which are also registered under the Trademarks "BreastCare", and all improvements thereto to be marketed by the Distributor in the Territory (hereinafter defined).

        F. "Technical Information and Know-How" or "Intellectual Property" shall mean all information belonging to the Manufacturer or in the Manufacturer's possession which is necessary for the assembly, marketing and use of the Products including, inter alia, written assembly directions, quality control specifications and procedures used in connection therewith and information and data with respect to the use of the Technology and the Products, and also information utilized by the Manufacturer in obtaining governmental approvals for the sale of the Products.

        G. "Territory" shall mean the geographic area listed on Exhibit "E" which is annexed hereto and made a part hereof If the Territory is decreased pursuant to the provisions of Article "8". of this Agreement, then the Territory shall mean such decreased geographic area.

        H. "Wholesale Price" shall mean the price set forth in Paragraph "C" of Article "9"of this Agreement.

3. Exclusive Agreement

        A. Subject to the Distributor's compliance with the terms hereof, the Manufacturer hereby grants to the Distributor during the term hereof, a non-assignable, indivisible, non-transferrable exclusive right to distribute and sell the Products within, and only within, the Territory. However, the Distributor shall have right to retain and utilize subdistributors, subject to the prior written consent of the Manufacturer which shall be given in its sole and absolute discretion (hereinafter referred to as an "Acceptable Subdistributor"). The Manufacturer may reject any subdistributor in its sole and absolute discretion.

        B. The Distributor shall purchase the Products solely from the Manufacturer. The Distributor shall purchase not less than the Minimum Product Purchases.

        C. All manufacturing of the Products shall be the responsibility and under control of the Manufacturer. The Distributor shall not attempt, directly or indirectly, to compete with the Manufacturer in manufacturing the Products.

        D. This Agreement shall not be construed as a license by implication or otherwise under any patent and trademark applications or patents owned by the Manufacturer or under which the Manufacturer has or acquires the right to grant licenses, except as otherwise specifically set forth.

4. Representations. Warranties and Covenants.

     The Manufacturer represents, warrants, and covenants to the Distributor that:

     (i) The Manufacturer is a corporation duly authorized, validly existing and in good standing under the laws of the State of Delaware with all the requisite power and authority to carry on its businesses presently conducted in all jurisdictions where presently conducted.

     (ii) The Manufacturer has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement by the Manufacturer, and its delivery to the Distributor, and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Manufacturer's Board of Directors, and no further authorization shall be necessary on the part of the Manufacturer for the performance and consummation by the Manufacturer of the transactions contemplated hereby. A copy of the minutes of said action of the Board of Directors is annexed hereto as Exhibit "F"'.

     (iii) The business and operations of the Manufacturer have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect the Manufacturer or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Manufacturer or cause an acceleration under any arrangement, agreement or other instrument to which the Manufacturer is a party or by which any of its assets are bound. The Manufacturer has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

     (iv) The Manufacturer does not know or have any reason to believe that any Product or any of the Intellectual Property infringes on any trademark, trade name, servicemark, copyright or patent or any trade secret or other proprietary right of any other person. The

Manufacturer is the sole and exclusive owner of the Intellectual Property and has the sole and exclusive right to license the use thereof to the Distributor. The Manufacturer does not know or have any reason to believe that there are any claims of any third parties with respect to the use of any of the Intellectual Property within the Territory.

     (v) The Manufacturer has not granted and will not grant, directly or indirectly, to any other person any right to use any right or license to use any Intellectual Property within the Territory.

     (vi) The Manufacturer has not granted and will not, during the term of this Agreement, grant, directly or indirectly, to any person any right (whether current, future, contingent or otherwise) to sell the Products in or into the Territory.

     (vii) No representation or warranty of the Manufacturer which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

     (viii) It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Distributor knew or had reason to know that any covenant, representation or warranty in this Agreement or furnished or to be furnished to the Distributor contained untrue statements.

     B. The Distributor represents, warrants and covenants to Manufacturer as follows:

     (i) The Distributor is a corporation duly authorized, validly existing and in good standing under the laws of Ireland with all the requisite power and authority to carry on its businesses presently conducted in all jurisdictions where presently conducted.

     (ii) The Distributor has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement by the Distributor, and its delivery to the Manufacturer, and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Distributor's Board of Directors, and no further authorization shall be necessary on the part of the Distributor for the performance and consummation by the Distributor of the transactions contemplated hereby. A copy of the minutes of said action by the Board of Directors is annexed hereto as Exhibit "G". The execution, delivery and performance of this Agreement in accordance with its terms does not and will not require approval, consent or authorization of any governmental agency or authority including, but not limited to, any governmental agency or authority of Ireland and/or the United Kingdom or any political subdivision thereof

     (iii) The business and operations of the Distributor have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect the Distributor or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Distributor or cause an acceleration under any arrangement, agreement or other instrument to which the Distributor is a party or by which any of its assets are bound. The Distributor has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement contract, or commitment.

     (iv) No representation or warranty of the Distributor which is contained in this Agreement or in a writing finished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

     (v) The Distributor will not grant, directly or indirectly, to any other person other than an Acceptable Subdistributor any right to use any right or license to use any Intellectual Property within the Territory.

     (vi) The Distributor has the distributing capacity and the financial resources to satisfy the Minimum Product Purchases requirements as specified on Exhibit "D" on a timely basis.

     (vii) It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Manufacturer knew or had reason to know that any covenant, representation or warranty in this Agreement or furnished or to be furnished to the Manufacturer contained untrue statements.

5. Stock Ownership, Initial Fee

     A. In addition to any other fees specified in this Agreement, and solely as consideration for the Manufacturer's entry into this Agreement, the Distributor shall pay to the Manufacturer a non-refundable fee of fifteen (15%) percent of the fully diluted, total issued and outstanding common shares of the Distributor and Three Hundred Fifty Thousand (US $350,000) to be paid in installments as follows:

     1. Forty-Five Thousand (US $45,000) Dollars upon the execution of this Agreement;

     2. Two Thousand (US$2,000) Dollars per month for 12 months, which 12 month term will commence one (1) month after the signing of the Agreement.

     3. Sixty Nine Thousand (US$69,000) Dollars on the first anniversary of signing.

     4. The balance of Two Hundred Fifty Thousand (US$250,000) is to be paid over 2 years and 2 months, as follows:

          US$3,000 for next 6 months = $18,000

          US$7,000 for next 6 months = $42,000

          US$l0,000 for next 7 months = $70,000

          US$20,000 for next 7 months = $120,000

     5. Fifteen (15%) percent of fully diluted, total issued and outstanding common shares upon execution of this Agreement.

     B. Fifteen (15%) percent of the equity of the Distributor which is owned by the Manufacturer pursuant to this Agreement shall not be diluted for any reason whatsoever. If there is any such dilution, the Manufacturer, in its sole and absolute discretion, may terminate this Agreement. Such termination shall be in addition to the Manufacturer's other remedies pursuant to this Agreement or otherwise and shall not be construed to be a waiver of any other right or remedies which the Manufacturer may have for damages or otherwise.

     C. The Distributor agrees to limit membership on its Board of Directors to five (5) members of which the Manufacturer shall have the right to designate up to one (1) Director. The Distributor represents and warrants to the Manufacturer that it has an agreement with its shareholders that they will vote for the one
(1) Director designated by the Manufacturer.

6. Record Keeping, Reports

     A. Not later than thirty (30) days after the end of each quarter, the Distributor shall furnish the Manufacturer with a detailed statement, certified to be true and correct by both its president and treasurer, respectively, or another executive officer, (provided, however that the president and the treasurer or such other executive officer shall not be the same individual) showing all sales of the Products made in the Territory during such quarter, any trade discounts and allowances, and all credits for returned Products and other similar adjustments together with copies of documents which support the detailed statement.

     B. The Distributor shall maintain true, complete, and correct books of account and records of all transactions within the scope of this Agreement, in accordance with generally accepted accounting principles, to enable the Manufacturer to ascertain all amounts purchased pursuant to this Agreement. The Manufacturer and/or its duly authorized representatives shall have the right, during regular business hours, for the duration of this Agreement and for three
(3) years thereafter, to examine said books of account and records and all other documents (including but not limited to sales invoices) and material in the possession or under the control of the Distributor with respect to the subject matter and the terms of this Agreement; and the Manufacturer shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom. The Manufacturer will have the right at such inspection to examine all information pertinent to this Agreement dating from its execution. All such books and records shall be kept available by the Distributor for at least three
(3) years after the termination of this Agreement. If, upon audit, it is revealed that there is due and owing by the

Distributor an amount which exceeds the amount which was paid to the Manufacturer with respect to any Contract Year by two (2) percent or more, the cost of the audit shall be borne by the Distributor.


7. Advertising, Marketing and Sales

        A. During each Contract Year, the Distributor shall have sufficient quality personnel and capital resources to effect not less than the Minimum Product Purchases of the Product. The Distributor shall provide the Manufacturer with a complete list of the Distributor's personnel records for the Territory for each calendar quarter.

        B. The Distributor shall also provide to the Manufacturer a letter of financial security prepared by a Certified Public Accountant that shall attest, in writing, that the Distributor is a going concern and not the subject of any proceeding that would jeopardize its financial stability.

        C. The Distributor has the responsibility to provide for all marketing materials to enable its sales personnel to function properly. The Manufacturer shall have no obligation to incur any expense with respect to the Distributor's advertising or marketing, except for the provision of generic marketing materials and 100 samples of product.

        D. The Distributor will spend $20,000 during each of the initial six (6) months of this Agreement for advertising. Thereafter, the Distributor will spend for advertising the Products during each calendar quarter a minimum of five (5%) percent of the Net Sales, from Products sold in the Territory during the prior calendar quarter during the Term (hereinafter defined).

8. Contract Term

        Subject to the provisions of Article "12" of this Agreement, the term of this Agreement shall be fourteen (14) years (the "Term").

9. Payment; Terms

        A. The Distributor shall pay the Wholesale Price with respect to Products delivered to the Distributor or, at the Distributor's request, to the Distributor's customers, within thirty (30) days after the shipment of such Products.

        B. Unless otherwise agreed in writing, the Products shall be shipped F.O.B. the Manufacturer's (or its subcontractors) place of business. The Distributor shall be responsible for risk of loss, customs clearing, and transportation. The Distributor acknowledges that it is responsible for the cost of shipment and insurance of all units purchased once they are delivered to the F.O.B. point. Title to all products shall pass to the Distributor upon shipping F.O.B.

        C. The Distributor shall pay to the Manufacturer the Wholesale Price with respect to each Product purchased by the Distributor as hereinafter set forth in this Paragraph "C" of this Article "9" of this Agreement. The initial price per Product shall be equal to $10.00. The $10.00 selling price will be adjusted increased on each successive January 1st, commencing January 1, 2000, by an amount which is equal to the increase in the cost of living (hereinafter referred to as the "COL Index") from the average for the year of January 1, 1998 through December 31, 1998 (hereinafter referred to as the "COL Year") to the average for the twelve (12) month period immediately preceding the first day of the year in which such Wholesale Price shall be payable (each such year is hereinafter referred to as the "Determination Year"). In order to determine the average for the COL Year or for the Determination Year, the cost of living for each of the twelve months in the COL Year or in the Determination Year, as the case may be, shall be added and the resultant figure shall be divided by 12. All cost of living computations shall be based upon the Consumer Price Index for all Urban Consumers for New York, Northeast New Jersey for "all items" of the Bureau of Labor Statistics of the United States Department of Labor (hereinafter referred to as the "Index"), or if, at the time a determination must be made, the Index is no longer published or issued, such other index as is generally recognized and accepted for similar determinations. The amount of the increase shall be computed by multiplying ten ($10) dollars by a fraction, the numerator of which is the average cost of living for the Determination Year and the denominator of which is the average cost of living for the COL Year. By way of illustration, assume the following: (i) the average cost of living for the COL Year is One Hundred ($100) Dollars, (ii) the average cost of living for the Determination Year of January 1, 2001 through December 31, 2001 is One Hundred Ten ($110) Dollars, In this example, the price per Product which shall be payable for the year of January 1, 2002 through December 31, 2002 shall be Eleven ($11) Dollars, which is the amount arrived at by multiplying Ten ($ 10) Dollars by One Hundred Ten (110%) (the increase in the average cost of living from the COL Year, or One Hundred ($100) Dollars, to the Determination Year or One Hundred Ten ($110) Dollars).

     D. Notwithstanding the foregoing, the Manufacturer agrees that if the Distributor enters into an agreement with a Government Agency concerning a particular screening programme, the Manufacturer will allow a price break on the cost of the Products sold to such Government Agency of up to 20%, subject to minimum purchase orders of 2,500 products per month.

10. Warranty; Quality Control; Returns

     A. All Products delivered to the Distributor pursuant to this Agreement shall be of good and merchantable quality, free from defects in material and workmanship and reasonably fit for their intended purpose.

     B. THE MANUFACTURER HEREBY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES AND GUARANTIES WITH RESPECT TO THE PRODUCTS PURCHASED HEREUNDER, WHETHER WRITTEN, ORAL, IMPLIED OR INFERRED BY TRADE, CUSTOM OR PRACTICE, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS PROVIDED IN PARAGRAPH "A" IN THIS ARTICLE "10" OF THIS AGREEMENT. THE MANUFACTURER SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR DAMAGES OF ANY KIND, WHETHER DIRECT, CONSEQUENTIAL OR OTHERWISE RELATING TO THE PERFORMANCE OF ANY PRODUCTS OR BY ANY FAILURE OF THE MANUFACTURER. IN NO EVENT SHALL THE MANUFACTURER'S LIABILITY PURSUANT TO THIS AGREEMENT EXCEED THE PURCHASE PRICE FOR THE PRODUCTS PURCHASED HEREUNDER.

     C. The Distributor shall inspect the Products within thirty (30) days after receipt of the Products by either the Distributor or any of its subdistributors. If the Distributor, prior to the expiration of such thirty (30) day period rejects any of the Products which do not conform to any agreed upon specifications, the Manufacturer may substitute a like quantity of conforming Products. The Distributor may reject any shipment of non-conforming units of the Product only within thirty (30) days after receipt by the Distributor or its agents, by notice to Manufacturer, pursuant to Paragraph "C" of Article "22", stating the reason for rejection with specificity. Failure to timely reject or give proper notice of rejection shall be deemed to constitute acceptance of such shipment. Properly rejected Products shall, in the Manufacturer's sole and absolute discretion, to be exercised by written notice pursuant to Paragraph "C" of Article "22" either (i) be returned to the Manufacture at the Manufacturer's expense or (ii) be destroyed.

     D. If any shipping date is specified, such date represents a good faith estimate by the Manufacturer. In no event shall the Manufacturer be responsible for a delay in shipment or for damages or losses attributable to any such delay.

     E. If the Distributor does not pay the full amount of the Wholesale Price and other amounts specified in this Agreement as and when due, then, in addition to its other rights or remedies hereunder, and under applicable law, the Manufacturer may, in its sole and absolute discretion, by written notice pursuant to Paragraph "C" of Article "22" of this Agreement terminate this Agreement, without liability to the Distributor by the Manufacturer, and without discharge or mitigation of any of the Distributor's obligations pursuant to this Agreement.

     F. The Distributor may not cancel or assign any order given to the Manufacturer without the prior written consent of the Manufacturer, which the Manufacturer may withhold in its sole and absolute discretion.

     G. Non delivery or default by the Manufacturer as to any shipment shall not be deemed a breach of this Agreement except as to such installment. Such non delivery or default shall not relieve the Distributor from its obligation to accept and pay for any subsequent or prior installment, regardless of whether such non delivery substantially impairs the value of this Agreement.

11. Force Majeure

     The Manufacturer shall not be responsible for failure or delay in performing any of its obligations under this Agreement due to causes beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, war, rebellion, insurrection, sabotage, terrorism, epidemic, quarantine restrictions, labor disputes or controversies, labor shortages, transportation embargoes or failures or delays in transportation, fuel or energy shortages, power interruptions or failures, acts of God, acts, rules, regulations, orders or directives of any government or any political subdivision, agency or instrumentality thereof, or the order of any court or regulatory or arbitral body of competent jurisdiction, including, but not limited to, any injunction entered against the Manufacturer or its suppliers enjoining it or them from manufacturing, selling or distributing the Products.

12. Termination

     A. Anything in this Agreement notwithstanding; the Manufacturer shall have the right to terminate this Agreement upon if the Distributor shall at any time default in the performance of any of its obligations under, or otherwise commit any material breach of, this Agreement; including but not limited to; diluting the Manufacturer's 15% interest in the Distributor, failing to pay the full amount due to the Manufacturer pursuant to this Agreement or any attempted assignment to transfer in violation of Paragraph "K" of Article "22" of this Agreement, unless within ten (10) calendar days after receipt of written notice of such default in accordance with Paragraph "C" of Article "22" of this Agreement the Distributor cures such default or, if there is a default which cannot, with due diligence, be cured within ten (10) calendar days, the Distributor institutes within ten (10) calendar days steps reasonably necessary to remedy the default and thereafter diligently prosecutes same to completion.

     B. The Manufacturer shall have the right to terminate this Agreement without prior notice to the Distributor if:

     (i) If any representation or warranty of the Distributor contained in this Agreement is determined to have been untrue when made.

     (ii) the Distributor files a petition for protection as a debtor under the bankruptcy laws;

     (iii) the Distributor makes a general assignment for the benefit of its creditors;

     (iv) the Distributor consents to the appointment of, or possession by, a custodian for the whole or any substantial part of its property; or

     (v) the Distributor, on a petition by a third party to subject Distributor as a debtor to the bankruptcy laws which is filed without its consent, fails to have such petition dismissed within sixty (60) days from the date that such petition is filed.

     C. If the Distributor fails to achieve the Minimum Product Purchases set forth on Exhibit "C", the Manufacturer may, in its sole and absolute discretion, to be exercised by written notice pursuant to Paragraph "C" of Article "22" of this Agreement to the Distributor, either terminate this Agreement or, upon three (3) days prior written notice, decrease the Territory.

     D. The exercise by the Manufacturer of any of its rights pursuant to this Article "12" of this Agreement shall not be construed to be a waiver of any other rights or remedies which the Manufacturer may have for damages or otherwise and shall not prejudice the right of the Manufacturer to any monies due hereunder.

13. Effect of Termination

     The termination of this Agreement for any reason shall not release any party from any liability, obligation or agreement that, pursuant to any provision of this Agreement, is intended to survive or be performed after the termination hereof. The right of the Manufacturer to terminate this Agreement pursuant to Article "12" of this Agreement or otherwise shall be in addition to and not exclusive of any other right or remedy that may exist at law, equity, or otherwise, that the Manufacturer may possess under this Agreement, all of which rights and remedies shall survive such termination.

14. Necessary Documents

     The Distributor shall furnish to the Manufacturer, or to its nominees and patent attorneys, all information and documents regarding any inventions or improvements developed by the Distributor, including the apparatus, processes, and formulas with respect thereto, in order to enable the Manufacturer to utilize such inventions or improvements and to enable the Manufacturer and its attorneys and/or agents to prepare and prosecute Patent applications therefor, with respect to any and all inventions and improvements developed by the Distributor with the understanding that, if so requested by the Manufacturer, the Distributor's patent attorneys shall collaborate with such Patent attorneys as the Manufacturer may designate.

15. Ownership of Patents

     All Patents shall be the exclusive property of the Manufacturer. No additional patents covering any technology developed by Manufacturer or the Distributor which uses the Manufacturer's technology as a starting point, shall be applied for by the Distributor.

16. New Inventions / Test Results

     If during the term of this Agreement the Distributor makes any improvements in the Product, the Technical Information or Know-How or the Technology or the mode using them, or becomes the owner of any such improvements either through Patents or otherwise, then it shall and hereby does assign such improvements to the Manufacturer (without cost to the Manufacturer) which shall give the Manufacturer full information regarding the mode of using them. However, during the Term of this Agreement, the Distributor shall be entitled to use the same with all rights which are hereby granted to the Distributor in respect to the Technology and the Technical Information. The Distributor shall also provide the Manufacturer with any and all test results arising from tests of any Product as soon as such results are available.

17. Uses of Intellectual Property, Technical Information and Know-How

     A. PATENTS. The Distributor may, only with the express written consent of the Manufacturer and at its own expense, apply for patents in any country on any discovery or invention which Distributor or its employees shall have obtained prior to the termination of this Agreement with respect to the Technology, Technical Information, Intellectual Property or Products, notifying Manufacturer of its intention, keeping Manufacturer currently informed of its activities with respect thereto, and providing Manufacturer with copies of patent applications and amendments thereto, patent office communications, and other relevant papers. All such patent applications or issued patents shall be assigned to the Manufacturer without cost to the Manufacturer.

     B. TRADEMARKS. During the term hereof, the Manufacturer, through its designated representative or representatives, grants to the Distributor the right to affix, without charge to the Distributor, the Trademarks set forth on Exhibit "B" (the "Trademarks") which is owned by the Manufacturer as marks of certification to Products distributed in the Territory by the Distributor though the operations, practices, agreements, and processes which are the subject of this Agreement, provided:

     (i) all labels, advertising, and packaging for the Products by the Distributor must conform to the specifications of the Manufacturer.

     (ii) Whenever the Distributor uses the Trademarks in advertising or in any other manner in connection with the sale and distribution of the Products, the Distributor shall indicate clearly the Manufacturer's ownership of the Trademarks. The Distributor agrees to affix to each Product and to the package containing each Product and any papers inserted in the Package a notice stating "Licensed under United States Patent No.___ ". The Distributor shall provide the Manufacturer with samples of all literature, packages, labels, labeling and advertising prepared by or for the Distributor and intended to be used by the Distributor. When using the Trademarks, the Distributor undertakes to comply with all trademark laws, including, but not limited to, compliance with marking requirements.

     (iii) If required, the Manufacturer shall make application to register the Distributor as a Permitted User or Registered User of the Trademarks and if necessary or if requested by the Manufacturer, the Distributor undertakes to join in such application and to execute any such documents and to take such action as may be necessary or requested by the Distributor to implement such application or retain, enforce or defend the Trademarks.

     (iv) The Distributor acknowledges the Manufacturer's exclusive right, title and interest in and to the Trademarks and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Distributor shall not in any manner represent that it has any ownership in the Trademarks or registration thereof, and the Distributor acknowledges that use of the Trademarks shall not create in the Distributor's favor any right, title or interest in or to the Trademarks, but all uses of the Trademarks by the Distributor hereto shall inure to the benefit of the Manufacturer.

     C. The Distributor agrees to provide any improvements to the Technology, Technical Information, Intellectual Property or Products which are developed by Distributor during the Term to the Manufacturer, without cost.

     D. The Manufacturer hereby grants in the Territory to Distributor a license pursuant to the terms and conditions of this Agreement, during the Term, to use, in connection with the sale, marketing, and distribution of the Products the Intellectual Property, and all applications therefore now or hereafter owned by Manufacturer including but not limited to, those trademarks, trade names, service marks, copyrights and patents now owned or hereafter acquired by Manufacturer. Distributor's rights hereunder include, but are not limited to, the right to use the Intellectual Property and to make appropriate reference thereto on or in connection with the Products and any and all packaging materials, print advertisement, pamphlets, brochures, displays, letterhead or other sales, marketing and distribution materials used in connection with the Products. No right or license is granted to the Distributor to make, manufacture, or assemble any of the Products or to use any Technology, Technical Information and/or Intellectual Property in connection with any manufacturing process, in either case whether within or outside the Territory. The Distributor shall use the Trademark only with Products manufactured by the Manufacturer.

     E. Nothing contained in this Agreement shall be construed as conferring upon the Distributor or any of its subdistributors or customers, directly or by implication, estoppel or otherwise, any license under any trade secrets or know-how of the Manufacturer, and no such license or other rights shall arise from this Agreement or from any acts, statements or dealings resulting in or relating to this Agreement.

     F. No representation or warranty has been or is made by the Manufacturer that the Letter Patent or Trademark, or part or subdivisions thereof may be manufactured, used, sold, or leased free of infringement of patent or trademark or other proprietary rights of others

     G. The Manufacturer assumes no liability to the Distributor or to third parties with respect to the performance characteristics of any Products sold by the Distributor or its subdistributors.

     H. The Distributor acknowledges the Manufacturer's exclusive right, title and interest in and to the Technology, Technical Information, Intellectual Property and Trademark and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Distributor shall not in any manner represent that it has any ownership in the Technology, Technical Information, Intellectual Property, and Trademark or registration thereof, and the Distributor acknowledges that use of the Technology, Technical Information, Intellectual Property, and Trademark shall not create in the Distributor's favor any right, title or interest in or to the Technology, Technical Information, Intellectual Property and Trademark, but all uses of the Technology, Technical Information, Intellectual Property or Trademark by the Distributor shall inure to the benefit of the Manufacturer.

     I. If the applicable Intellectual Property law requires, Manufacturer shall make application to register the Distributor as a Permitted User or Registered User of the Intellectual Property and if necessary, the Distributor undertakes to join in such application and to execute any such documents and to take such action as may be necessary to implement such application.

     K. Whenever the Distributor utilizes the Intellectual Property in advertising or in any manner in connection with the Products which it sells or distributes, the Distributor shall indicate the Manufacturer's ownership of the Intellectual Property. The Distributor shall provide the Manufacturer with representative samples (the "Samples") of all literature, packages, labels labeling and advertising prepared by or for the Distributor and intended to be utilized by the Distributor. The Distributor shall only utilize such material if approved in writing by the Manufacturer in advance. When utilizing the Technology, Technical Information, Intellectual Property, and Trademark the Distributor agrees to comply with all laws pertaining to any of the Technology, Technical Information, Intellectual Property or Trademark in force at any time in the Territory, including, but not limited to, compliance with marking requirements.

     L. The Distributor acknowledges that the use of the Intellectual Property shall not create in the Distributor any right, title or interest in or to the Intellectual Property other than as expressly provided in this Agreement.

     M. Upon termination of this Agreement in any manner as provided in this Agreement, the Distributor shall cease and desist from all use of the Intellectual Property in any manner.

18. Nondisclosure

     A. Confidential Information

     (i) Distributor acknowledges that Manufacturer has made available to Distributor relevant Technical Information and Know-How relating to the Products in order to allow the

Distributor to effectively promote the Products. Nothing, contained in this Agreement shall be construed to require Manufacturer to disclose to Distributor any information which Manufacturer shall have acquired from others if the disclosure thereof to Distributor would breach any of the then existing obligations of Manufacturer.

     (ii) As used in this Agreement, "Confidential Information" means information which is presented to the Distributor by the Manufacturer or developed, conceived or created by the Manufacturer, or disclosed to the Distributor or known by or conceived or created by the Distributor during the Term of this Agreement, with respect to the Manufacturer, its business or any of its Products, processes, and other services relating thereto relating to the past, present or future business of the Manufacturer or any plans therefore, or relating to the past, present or future business of a third party or plans therefore which are disclosed to the Distributor. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, Products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protestable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price list; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Manufacturer that the Manufacturer informs the Distributor or the Distributor should know, by virtue of its position or the circumstances in which the Distributor learned such other information, is to be kept confidential including, but not limited to, any information required by the Distributor from any sources prior to the commencement of the term of this Agreement. Confidential Information also includes similar information obtained by the Distributor in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

     (iii) Except as required in the performance of the Distributor's duties hereunder, the Distributor will not, during or after the term of this Agreement directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Distributor shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The foregoing prohibition shall not apply to any Confidential Information which: (a) becomes publicly available through no act or omission of the Distributor, (b) is disclosed as reasonably required in a proceeding to enforce the Distributor's rights under this Agreement or (c) is disclosed as required by the order of a Court having jurisdiction over the Distributor; provided, however, that if the Distributor fails to give the Manufacturer immediate notice of any such court order, the Distributor shall be deemed to have breached its obligations hereunder and shall be liable to the Manufacturer for any all damages to the Manufacturer as a result of any such disclosure pursuant to a court order.

     (iv) Upon termination of this Agreement for any reason or at any time upon request of the Manufacturer, the Distributor agrees to deliver to the Manufacturer all materials of any nature which are in the Distributor's possession or control and which are or contain Confidential

Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of the Manufacturer or any vendor, licensor, licensee, customer or client of the Manufacturer, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

     (v) All ideas, inventions, discoveries, intellectual property, or improvements, whether patentable or not, conceived by the Distributor (alone or with others) during the term of this Agreement ("Work Products") shall be the exclusive property of and assigned to the Manufacturer or as the Manufacturer may direct without compensation to the Distributor. Any records with respect to the foregoing shall be the sole and exclusive property of the Manufacturer and the Distributor shall surrender possession of such records to the Manufacturer upon the termination of this Agreement. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

     (vi) The Distributor will not assert any rights with respect to the Manufacturer, its business, or any of its Products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Distributor prior to the commencement of this Agreement.

     (vii) All employees and agents of Distributor who shall be given access to Confidential Information shall execute a Non-Disclosure and Assignment Agreement in form acceptable to Manufacturer.

     (viii) The obligation of confidentiality will not be understood as non-compliance when a subdistributor is appointed and provided with the corresponding information for the selling of the Products provided that such subdistributor shall execute a Non-Disclosure and Assignment Agreement in form acceptable to Manufacturer.

19. Protection of Intellectual Property; Indemnification; Defense; Products Liability

     A. If Distributor learns of any infringement of any Intellectual Property or imitation or counterfeiting of any Product, Distributor shall promptly notify Manufacturer of such information. Upon learning of such information the Manufacturer shall take such action as it deems advisable in its sole and absolute discretion for the protection of the Intellectual Property.

     B. In order to induce the Manufacturer to enter into this Agreement, Distributor agrees that neither the Distributor, nor any of its sub-distributors, its shareholders, officers, directors or principals (with the exception of the Manufacturer), will not during the term of this Agreement or, for a period of five (5) years from the date of termination hereof, manufacture Products or sell or market any competing product, or directly or indirectly own, manage, operation of control of or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor or otherwise, or have any financial interest in or aid or assist anyone else in the conduct of any competing entity which manufactures, distributes or offers for sale goods similar to the Products to any competing entity. Distributor, and its shareholders, officers, directors and principals further agree that they will not for a period of five (5) years from the date of termination hereof. (i) personally, or cause others to personally induce or attempt to induce any employee to terminate their employment with the Manufacturer; (ii) interfere with or disrupt the Manufacturer's relationship with its suppliers, vendors, customers or employees; or (iii) solicit or entice any person to leave their employ with the Manufacturer. For the purposes herewith, the term "competing entity" shall mean any business or enterprise of any and every kind whatsoever which is engaged in the manufacture, distribution or sale of goods similar or having a similar purpose to the Products, anywhere in the world; provided, however, that ownership of one (1%) percent or less of any class of outstanding securities of a company whose securities are fisted on a national securities exchange or which has not fewer than 1,000 shareholders shall not be deemed to constitute ownership or participation in the ownership of the business of such company.

     C. The Distributor agrees that the duration, scope and geographic area for which the provisions set forth in this Paragraph are to be effective are reasonable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of it being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

     D. The provisions of Article " 19" of the Agreement shall survive the termination of this Agreement.

20. Equitable Relief

     In the event of any breach by the Distributor of the provisions hereof, the Distributor acknowledges that the Manufacturer will not have an adequate remedy at law and the Manufacturer will be entitled to institute and prosecute proceedings in an appropriate Court of competent jurisdiction and to obtain an injunction restraining the Distributor from violating the provisions of this Agreement without posting a bond or other security.

21. No Agency

     The Distributor is not and shall not be deemed to be the legal representative or agent of the Manufacturer for any purpose whatsoever. Neither party shall have the right or authority to act or bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for its acts or omissions. Neither of the parties hereto is or shall be deemed to be a partner or joint venturer of the other.

22. Miscellaneous

     A. Headings

     Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

     B. Enforceability

     If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this, Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

     C. Notices

     Any notices or other communication required or permitted hereunder shall be in writing and be given sufficiently if sent by (i) Certified Mail, Return Receipt Requested, postage prepaid, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

        To the Manufacturer:  Scantek Medical, Inc.
                              321 Palmer Road
                              Denville, New Jersey 07834
                              Att: Dr. Zsigmond L. Sagi, President
                              Fax No.: (973) 366-5170

        Copy to:              Mintz & Fraade, P.C.
                              488 Madison Avenue
                              New York, New York 10022
                              Att: Frederick M. Mintz, Esq.
                              Fax No.: (212)486-0701

        To the Distributor:   Nugard Healthcare Limited
                              3rd Floor 15/17 south Leinster Street
                              Dublin 2
                              Att.: Michael Nusca
                              Fax: 353 1 661 0987

        Copy to:              P.D. Gardiner & Co. Solicitors
                              15/17 South Leinster Street
                              Dublin 2

or in each case to such other address (or fax number) as shall have last been furnished by like notice. If mailing by certified Mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on such date.

     D. Governing Law; Disputes

     This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of New Jersey without giving effect to the principles of conflicts of law and be deemed to be an agreement entered into in the State of New Jersey and made under the laws of the State of New Jersey. The parties agree that they shall be deemed to have agreed to binding arbitration in Newark New Jersey for the entire subject matter of any and all disputes relating to or arising under this Agreement. Any such arbitration shall be conducted in Newark, New Jersey under the rules then obtaining of the American Arbitration Association in Newark, New Jersey. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the State of New Jersey as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New Jersey in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by first class or certified mail, return receipt requested pursuant to Paragraph "C" of Article "14" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New Jersey and such application is denied, no such costs or attorney's fees shall be paid. In connection with the arbitrators' determination for this purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party unless the amount of the arbitration award exceeds the amount offered in writing by the other party by fifteen (15%) percent or more. For example, if the party initiating the arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed".

     E. Entire Agreement

     The parties have not made any representations, warranties, or covenants about the subject matter hereof which is not set forth herein, and this Agreement, together with any instruments executed simultaneously herewith, constitutes the entire Agreement between them about the subject matter hereof. All understandings and agreements heretofore had between the parties about the subject matter hereof are merged in this Agreement and any such instrument which alone fully and completely expresses their Agreement.

     F. Modification

     This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

     G. Effect

     The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

     H. Non-waiver

     Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by both parties to this Agreement, and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision thereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

     I. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

     K. No Assignment by Distributor

     The rights granted pursuant to this Agreement shall not be transferable by the Distributor, without the Manufacturer's prior written consent, provided, however, that the Distributor shall have the right to use the Trademarks and to sublicense its use to Acceptable Subdistributor in the Territory subject to the terms and conditions of this Agreement. For purposes of this Paragraph "K" of this Article "22" of this Agreement, any transfer of a controlling interest in the Distributor shall be deemed to be a transfer by the distributor and if such transfer of a controlling interest has been made without the Manufacturer's prior written consent, the Manufacturer may in its sole and absolute discretion terminate by written notice pursuant to Paragraph "C" of this Article "22".

     L. Assignment by Manufacturer

     This Agreement shall be transferable by the Manufacturer.

     M. Product Obsolescence

     In the event that the Product technology (as herein defined) becomes obsolete, the Parties hereto agree that this Agreement shall terminate on 2 month written notice by either party, subject to arbitration in the event of dispute.




     IN WITNESS WHEREOF THE PARTIES HERETO HAVE SET THEIR HANDS ON THIS 14TH DAY OF JULY 1999

NUGARD HEALTHCARE LIMITED                             SCANTEK MEDICAL, INC.

BY /s/  DECLAN GARDINER                            BY  /s/  ZSIGMOND  L. SAGI
   --------------------                                ----------------------
        Declan Gardiner                                     Zsigmond L. Sagi
        Title: Director                                     Title: President


    [GRAPHIC OMITTED]

    Exhibits:


              Exhibit A:        Patenta

              Exhibit B:

              Exhibit C:        Description of the Product

              Exhibit D:        Minimum Product Sales

              Exhibit E:        Territory

                                   EXHIBIT A

                                          PATENTS

U.S. PATENTS          4,624,264
                      4,190,058
                      4,651,749
CANADA                1,130,157
UNITED KINGDOM        2,023,288
GERMANY               2,920,785
FRANCE                7,913,059
NETHERLANDS           7,094,034

U.S. PATENT APPLICATIONS:      App. No.        08/854144    Date: 5/14/97
                                "    "         08/926790      "   9/10/97
                                "    "         09/018765      "   2/05/98

                                    EXHIBIT C

               PRODUCTS KNOWN AS BTAI, BREASTCARE, AND BREASTALERT

Notwithstanding the following more specific description of the Product, the Products shall include any temperature sensing product manufactured by the Manufacturer using the patented technology set forth in the Patents listed in Exhibit "A" or improvements thereto. The BTAI is an early diagnostic direct reading, digital product to screen the breast for abnormalities, including cancer.

The BTAI measures underlying breast tissue temperature and not skin surface temperature by retaining the emitted heat when BTAI is placed against the breast for 15 minutes. The averaged and recorded reading on the BTAI has taken into consideration that the temperature patterns of a woman's breasts are closely symmetrical. This method detects abnormalities by comparing the temperature differences in the corresponding areas of a woman's breasts.

The BTAI product consists of a pair of non-woven pads made of spun-fiber material, each of which has three wafer-thin, pliant, aluminum foil, and temperature responsive segments attached to its inner surface. Each segment is wedge-shaped and contains 18 columns or bars of thermal dots. These dots contain chemical heat sensors that changes color when exposed to a specific temperature.

                                    EXHIBIT D

                               MINIMUM UNIT SALES

           The Minimum Product Purchases are set forth below:

           Year                         Minimum Product Purchases-Monthly
           ----                         ---------------------------------
           1999                       20,000 (commencing September 1, 1999)
           2000                       60,000
           2001 to end of term       100,000

                                    EXHIBIT E


                                    TERRITORY


           Ireland
           United Kingdom (UK)